                              FINANCIAL STATEMENTS

                                   EXHIBIT 99

                            FINANCIAL STATEMENTS AND
                              SUPPLEMENTAL SCHEDULE

                                WILMINGTON TRUST

                               THRIFT SAVINGS PLAN

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WILMINGTON TRUST THRIFT SAVINGS PLAN

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

Years ended December 31, 2004 and 2003

FINANCIAL STATEMENTS                                                                                 PAGE
--------------------                                                                                 ----
Report of Independent Registered Public Accounting Firm ...................................            1

Statements of Net Assets Available for Benefits ...........................................            2

Statements of Changes in Net Assets Available for Benefits ................................            3

Notes to Financial Statements .............................................................            4

SUPPLEMENTAL SCHEDULE

Schedule H, Line 4i - Schedule of Assets (Held at End of Year) ............................            9

KPMG

KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Wilmington Trust
Benefits Administration Committee:

We have audited the accompanying statements of net assets available for benefits of Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003 and the changes in net assets available for benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                         /s/ KPMG LLP

Philadelphia, PA
June 27, 2005





            KPMG, LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.

WILMINGTON TRUST THRIFT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                 December 31
                                                                       2004                      2003
                                                                       ----                      ----
ASSETS

      Investments, at fair value                                $     150,776,019        $       127,518,384
      Participant loans                                                 2,774,392                  2,622,477
      Contributions receivable - Employer                                 118,718                     86,348
                                 Participants                             372,045                    265,015
                                                                -----------------        -------------------

              NET ASSETS AVAILABLE FOR
              BENEFITS                                          $     154,041,174        $       130,492,224
                                                                -----------------        -------------------

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                               Year Ended December 31
                                                                              2004                2003
                                                                         --------------      ---------------
ADDITIONS

      Investment income:
          Net appreciation in fair value of investments                  $   11,398,797      $    20,269,203
          Interest                                                                   62                   69
          Dividends                                                           1,599,955            1,163,787
          Participant loan interest                                             151,562              149,469
                                                                         --------------      ---------------
                                                                             13,150,376           21,582,528
      Contributions:
          Employer                                                            3,309,679            3,208,380
          Employee                                                           10,017,354            9,386,441
                                                                         --------------      ---------------
                                                                             13,327,033           12,594,821

      Transfers from other plans:
          Rollovers from other plans (see note G)                             4,104,929              812,433
                                                                         --------------      ---------------

              Total additions                                                30,582,338           34,989,782

DEDUCTIONS

          Benefits paid to participants                                       6,870,000            4,789,046
          Administrative expenses                                               163,388               61,870
                                                                         --------------      ---------------
              Total deductions                                                7,033,388            4,850,916
                                                                         --------------      ---------------

              NET INCREASE                                                   23,548,950           30,138,866

              NET ASSETS AVAILABLE FOR BENEFITS
                     AT BEGINNING OF YEAR                                   130,492,224          100,353,358
                                                                         --------------      ---------------

              NET ASSETS AVAILABLE FOR BENEFITS
                     AT END OF YEAR                                      $  154,041,174      $   130,492,224
                                                                         ==============      ===============

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments are stated at estimated fair value on statements of net assets available for benefits. The Wilmington Stable Value Fund (the "Stable Value Fund") and the Principal Large Cap Stock Index Separate Account (the "Pooled Separate Account") are stated at contract value. The disclosures included within the audited financial statements of the Stable Value Fund and the Pooled Separate Account indicate that contract value approximates fair value. The average yield and crediting interest rate for the Stable Value Fund for the years ended December 31, 2004 and 2003 were 3.76% and 3.75%, respectively. The average yield and crediting interest rate for the Pooled Separate Account for the years ended December 31, 2004 and 2003 were 10.49% and 28.18%, respectively. Fair value for the investments, other than the Stable Value Fund and Pooled Separate Account, is based on quoted market prices.

Participant loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of assets and unrealized appreciation (depreciation) of assets are combined in the financial statements as net appreciation (depreciation) in fair value of investments.

Benefits are recorded when paid.

It is the policy of Wilmington Trust Corporation (the "Corporation") and its subsidiaries (collectively, the "Company") to reclassify prior year financial statements to conform to the current year's presentation. Such reclassifications have no effect on the Plan's net assets available for benefits.

NOTE B - DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Subject to limitations of the Internal Revenue Code ("IRC"), for 2003, employees could contribute 1% to 15% of their base salaries and eligible incentives; beginning in 2004, employees could

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE B - DESCRIPTION OF THE PLAN (CONT.)

contribute 1% to 25% of their earnings. In each case, the first 6% of each participant's pre-tax contributions are eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the first date of employment. Participation in the Plan is voluntary and participants have the option to invest in various securities. Participants may change their investment options daily and the level of their investments quarterly.

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings (losses). The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2004, and 2003, were $184,190 and $56,124, respectively.

For 2004 and 2003, the Company paid the expenses of the Plan, except for the investment management fees paid by the participants invested in the non-Wilmington funds.

The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants' accounts. Interest rates on outstanding loans range from 5.25% to 10.75%.

The Company has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination of the Plan, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Department of Wilmington Trust Company ("WTC"), a wholly-owned subsidiary of the Corporation.

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which WTC is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 is as follows:

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE C - INVESTMENTS (CONT.)

                                                                              2004                           2003
                                                                          -----------                     -----------
*Wilmington Stable Value Fund                                             $18,023,841                     $15,557,141

*Wilmington Trust Corporation Common Stock Fund                            20,584,685                      20,692,220

*Fidelity Adv Small Cap Sep Acct                                                   --                       5,097,192

*Wilmington International Multi-Manager Fund                               10,702,902                       7,270,736

*Wilmington Broad Market Bond Fund                                         10,623,584                      10,287,390

*American Century Small Cap Investment Fund                                 8,010,727                              --

*Wilmington Small Cap Core Fund                                            16,173,236                      16,011,068

*Wilmington Large Cap Value Fund                                           17,784,379                      16,121,009

*Wilmington Large Cap Growth Fund                                          15,134,755                      16,803,500

*Indicates parties-in-interest

During 2004 and 2003, the Plan's investments (including investments purchased and sold, as well as held during the year) appreciated in fair value as determined by quoted market prices as follows:

                                                                                Year Ended December 31
                                                                          2004                           2003
                                                                      -----------                     -----------
Mutual Funds                                                          $ 9,697,502                     $13,184,932

Pooled Separate Accounts                                                  974,028                       4,091,709

Wilmington Trust Corporation Common Stock Fund                             84,424                       2,599,416

Common/Collective Trust                                                   642,843                         393,146
                                                                      ===========                     ===========

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE D - INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 3, 2004, stating that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation.

NOTE E - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                                    December 31
                                                                          2004                        2003
                                                                      ------------                ------------
Net assets available for benefits per the
    financial statements                                              $154,041,174                $130,492,224
Amounts allocated to withdrawn
    participants                                                        (1,133,395)                 (1,028,097)
                                                                      ------------                ------------

Net assets available for benefits per
    the Form 5500                                                     $152,907,779                $129,464,127
                                                                      ============                ============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                            Year ended                    Year ended
                                                                        December 31, 2004             December 31, 2003
                                                                        -----------------             -----------------
Benefits paid to participants per the financial statements              $       6,870,000             $       4,789,046

Add: Amounts allocated on Form 5500 to withdrawn participants at
    December 31, 2004, and 2003, respectively                                   1,133,395                     1,028,097

Less: Amounts allocated to withdrawn participants at
    December 31, 2003, and 2002, respectively                                  (1,028,097)                     (498,790)
                                                                        -----------------             -----------------

Benefits paid to participants per the Form 5500                         $       6,975,298             $       5,318,353
                                                                        =================             =================

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE F - RELATED-PARTY TRANSACTIONS

Plan investments include shares of mutual funds and common/collective trust funds managed by the Company and common stock of the Corporation. WTC is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by the Company for the years ended December 31, 2004 and 2003.

NOTE G - PLAN MERGER

Balentine & Company, LLC (Balentine) is a wholly owned subsidiary of Wilmington Trust now known as Wilmington Trust Investment Management, LLC. The Balentine 401-K plan was terminated and merged into the Plan on January 1, 2004. The Balentine 401-K plan's assets of $3,598,563 rolled into the Plan on February 13, 2004 and are included within rollovers from other plans in the Statements of Changes in Net Assets Available for Benefits. The other $506,366 of participant rollovers included within the Statement of Changes in Net Assets Available for Benefits relates to rollovers from participants not related to the Balentine merger.

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

WILMINGTON TRUST THRIFT SAVINGS PLAN

EIN 51 0291463
PLAN NUMBER 002
PLAN YEAR 01/01/2004 TO 12/31/2004

 (A)                (B)                               (C)                                           (D)            (E)
                                            DESCRIPTION OF INVESTMENT
             IDENTITY OF ISSUER,          INCLUDING MATURITY DATE, RATE OF
                 BORROWER,                  INTEREST, COLLATERAL, PAR OR                          SHARES/
          LESSOR OR SIMILAR PARTY               MATURITY VALUE                                     UNITS      CURRENT VALUE
-----    --------------------------      ---------------------------------                       ---------   ----------------
         Principal Life Insurance        Pooled Separate Accounts
   *     Company                         PRIN LG CP STK IDX SEP ACCT                               128,901   $      5,802,724

         Wilmington Trust                Corporate Stock - Common
   *     Corporation                     WILMINGTON TRUST STOCK FUND                             1,449,654   $     20,584,685

         Principal Life Insurance        Common/Collective Trusts
   *     Company                         WILMINGTON STABLE VALUE FUND                              158,133   $     18,023,841

         Principal Life Insurance        Registered Investment Company
   *     Company                         VANGUARD WINDSOR II FUND                                  239,858   $      7,370,844

         Principal Life Insurance        Registered Investment Company
   *     Company                         FID ADV EQUITY GROWTH INSTL                                81,647   $      3,922,323

         Principal Life Insurance        Registered Investment Company
   *     Company                         FID ADV DIV INTL I FUND                                   210,560   $      3,975,373

         Principal Life Insurance        Registered Investment Company
   *     Company                         AM CENTURY SMALL CAP INV FUND                             786,136   $      8,010,727

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON BROAD MARKET BOND FUND                       1,061,297   $     10,623,584

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON LARGE CAP CORE                                 176,509   $      2,667,048

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON LARGE CAP STRATEGIC                            249,903   $      2,988,840

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON LARGE CAP VALUE                              1,723,293   $     17,784,379

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON MID CAP STRATEGIC                              188,593   $      2,504,509

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON LARGE CAP GROWTH                             1,497,008   $     15,134,755

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON REAL ESTATE PTFOLIO                            156,936   $      2,098,232

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON SMALL CAP CORE                               1,505,888   $     16,173,236

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON SMALL CAP STRATEGIC                            171,071   $      2,367,623

         Principal Life Insurance        Registered Investment Company
   *     Company                         WILMINGTON INTL MULTI-MGR                               1,241,636   $     10,702,902

                                         Range of Interest Rates
   *     Participant Loans               Rates Range From 5.25% to 10.75%                        2,774,392   $      2,774,392

                                         Savings Accounts
   *     Wilmington Trust Company        Rates Range From .09% to .19%                              40,394   $         40,394
                                                                                                 ---------   ----------------
                                                                    Total                                    $    153,550,411
                                                                                                 ---------   ----------------

*Indicates parties-in-interest

See accompanying Report of Independent Registered Public Accounting Firm